Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

ICF International Announces Timing of Fourth Quarter and Fiscal Year

2006 Earnings Call and Webcast

Fairfax, VA, March 15, 2007 - ICF International (Nasdaq: ICFI) announced today that it will release its fourth quarter and full year 2006 results after the close of market on March 20, 2007, at which time the earnings release will be available on the company’s Web site at http://investor.icfi.com.

The management of ICF will conduct a conference call on March 20, 2007, at 5 p.m. Eastern Daylight Time to discuss performance for the 2006 fourth quarter and full year. To participate in the webcast, register at http://investor.icfi.com at least 15 minutes prior to the webcast and download and install any necessary software. An archive of the webcast will be available for one week following the live event.

ICF International (Nasdaq: ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, environment, transportation, social programs, defense, and homeland security markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 2,000 employees serve these clients worldwide. ICF’s Web site is http://www.icfi.com.

For Immediate Release

Contact: Douglas Beck

1.703.934.3820

Contact: Lynn Morgen

MBS Value Partners

1.212.750.5800

This document may contain “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include: risks related to the government contracting industry, including possible changes in government spending priorities; risks related to the Company’s business, including its dependence on contracts with U.S. Federal Government agencies and departments and continued good relations, and being successful in competitive bidding, with those customers; funding of task orders; performance by ICF and its subcontractors under a major contract with the State of Louisiana, Office of Community Development; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; strategic actions, including the ability to make acquisitions and the performance and future integration of acquired businesses; risk associated with operations outside the United States; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.